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                                                                       Exhibit 5


              [Letterhead of Hall Dickler Kent Friedman & Wood LLP]




                                  July 3, 1997


Russian Wireless Telephone Company, Inc.
780 Third Avenue
New York, New York 10017


Gentlemen:


            We have acted as counsel for Russian Wireless Telephone Company, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act") and offering (the "Offering"), of (a) 1,729,500 shares (the "Shares") of the Company's $.01 par value common stock (the "Common Stock") which are being offered for sale by the Company; (b) 30,000 shares of Common Stock which are being offered for sale for the account of a certain selling stockholder (the "Selling Stockholder's Shares"); (c) redeemable five year warrants to purchase up to 2,300,000 shares of the Company's Common Stock at an exercise price of $7.25 per share which are being offered for sale by the Company (the "Warrants"); (d) the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares" which, together with the Shares and the Selling Stockholder's Shares, are hereinafter referred to collectively as the "Securities"); (e) a warrant issuable to J.W. Barclay & Co., Inc. (the "Representative"), in its capacity as representative of the several underwriters of the Offering, to purchase up to 150,000 shares of Common Stock and 200,000 Warrants (the "Representative's Warrant"); (f) the warrants issuable upon exercise of the Representative's Warrants; (g) the Common Stock issuable upon exercise of the Representative's Warrant; and (h) the Common Stock issuable upon exercise of the warrants to be issued upon exercise of the Representative's Warrant. We have also acted as counsel for the Company in connection with the registration for the accounts of certain selling securityholders (the "Selling Securityholders") under the Act of 1,155,000 shares of Common Stock, 2,462,515 Warrants and 25,000 shares of Common Stock to be issued upon exercise of an option held by one of the Selling Securityholders (collectively, the "Selling Securityholders' Securities"), all of which are being offered for sale by the respective
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Russian Wireless Telephone Company, Inc.
July 3, 1997
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holders of the Selling Securityholders' Securities on a delayed, non-underwritten basis.

            In connection with the opinions hereinbelow expressed, we have examined the following documents (or true copies thereof): the Company's Certificate of Incorporation, as amended, the Certificate of Merger of Russian Wireless Telephone Company, Inc. with and into the Company; the Company's By-Laws, its stock and warrant records, the minutes of actions heretofore taken by the Company's stockholders and directors, the Registration Statement on SEC Form SB-2, as amended (the "Registration Statement") which has been filed with the Securities and Exchange Commission under File No. 333-24177 with respect to the registration of the Securities, the Representative's Warrant, the securities issuable upon exercise of the Representative's Warrant and the Selling Securityholders' Securities, the form of Warrant certificate, the form of Common Stock certificate, the form of Representative's Warrant, the form of Warrant Agreement pertaining to the Warrants, the Blue Sky registration materials filed by the Company in various jurisdictions and such other documents as we deemed necessary or appropriate under the circumstances.

            Based upon, and subject to the foregoing, we are of the opinion that:

            1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite power and authority (corporate and other) to own or lease its properties and conduct its business.

            2. The Company has taken all necessary corporate action required with respect to the issuance of the Securities, and the execution and delivery of the Warrants, the Representative's Warrants and the warrants issuable upon exercise of the Representative's Warrants.

            3. The Company has reserved a sufficient number of its authorized but unissued shares of Common Stock for issuance upon valid exercise of the Warrants, and the warrants issuable upon exercise of the Representative's Warrant.

            4. Subject to the proviso that none of the Securities or the Selling Securityholders' Securities shall be issued in any jurisdiction unless and until a valid Blue Sky registration or exemption therefrom pertaining to such Securities and Selling Securityholders' Securities shall be in effect, upon receipt of full payment for the Shares, Warrant Shares and the Common Stock issuable upon
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Russian Wireless Telephone Company, Inc.
July 3, 1997
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exercise of the Warrants which are components of the Selling Securityholders'
Securities, such Shares, Warrant Shares and shares of Common Stock shall be (or, in the case of the Selling Securityholder's Shares, already will have been) validly issued and outstanding as fully paid and non-assessable shares of the Company's Common Stock.

            5. Subject to the further proviso that none of the Warrants, the Representative's Warrant or the warrants issuable upon exercise of the Representative's Warrant shall be issued in any jurisdiction unless and until a valid Blue Sky registration or exemption therefrom pertaining to such securities shall be in effect, upon receipt of full payment for such securities, the same shall be validly issued and outstanding securities of the Company entitling the holders thereof to purchase shares of the Company's Common Stock in accordance with the terms, and subject to the conditions and limitations set forth therein, and in the case of the Warrants, subject also, to the conditions and limitations set forth in the Warrant Agreement.

            6. Upon each timely exercise, in whole or in part, of the Warrants, Representative's Warrant and/or the warrants issuable upon exercise of the Representative's Warrant, and the receipt of full payment for the shares of Common Stock which are the subject of each such exercise transaction, such shares shall be validly issued and outstanding as fully paid and non-assessable shares of the Company's Common Stock.


                                    Very truly yours,


                                    Hall Dickler Kent Friedman & Wood LLP